EXHIBIT 99.1

NEWS RELEASE

PGTI Reports 2017 First Quarter Results and Reiterates 2017 Outlook
First Quarter In Line With Expectations
Sales of $113 million Is First Quarter Record

First Quarter 2017 Financial Highlights versus First Quarter 2016

●	Net sales of $112.7 million, an increase of $12.5 million, or 12 percent;
●	Gross margin of 28.2 percent, compared to 29.9 percent;
●	Net income of $3.0 million, compared to $1.5 million;
●	Net income, as adjusted, of $3.8 million, compared to $4.5 million;
●	Net income per diluted share of $0.06, compared to $0.03;
●	Adjusted net income per diluted share of $0.07, compared to $0.09;

VENICE, Fla., May 4, 2017 – PGT Innovations, Inc. (NYSE: PGTI), the leading U.S. manufacturer and supplier of impact-resistant windows and doors, announced financial results for its first quarter ended April 1, 2017.

“We delivered a company record for sales in a first quarter at $113 million, up 12 percent compared to last year. This compares to a 5 percent increase in single-family housing starts in Florida, an indication that we continued to take share in our core market,” commented PGT Innovations’ Chairman of the Board and Chief Executive Officer, Rod Hershberger.

Hershberger continued, “We have focused on strengthening our position in Florida, one of the best markets over the past four years. During this period, we have greatly expanded operations of our flagship PGT product, and acquired CGI and WinDoor, the latter of which focuses on the high-end market. While we are pleased with WinDoor’s first quarter 2017 sales amount, its seasonally low first quarter sales makes it too early to gauge the degree of any recovery from the softness in the luxury market we experienced in 2016. However, we remain confident WinDoor is well-positioned to capitalize on this recovery.”

“Our three-brand go-to-market strategy continues to be a strategic success for us,” commented Jeff Jackson, PGT Innovations’ President. “The execution of our strategic initiatives in the first quarter included making certain planned changes in our management structure to align our organization to better capitalize on market opportunities. These changes were directed towards maximizing the effectiveness and efficiency of our leadership team, which has strengthened our bench and improved our strategic execution.”

Jackson continued, “Sales in the first quarter of 2017 finished strong after a slow start to the year in our markets, with average weekly shipments in March solidly higher than last year, especially in our mass-custom products. Sales growth in the first quarter of 2017 was led by a 24 percent increase in our vinyl impact products, driven by an increase in sales of our mass-custom vinyl WinGuard products, as demand in that product category continues to be strong. Additionally, as expected, our margins compared to the first quarter of 2016 were unfavorably impacted by a full quarter of WinDoor’s fixed costs in the first quarter of 2017. The first six-weeks are typically the lowest sales period of the year for WinDoor, and we carry variable and fixed costs in preparation for future higher volume typically seen during the remainder of the year.”

Jackson closed stating, “The construction of our new, leased location in Miami, Florida is progressing as planned. This new facility in our core Florida market will enable us to increase our manufacturing capabilities and enhance operational efficiencies by combining parts of our production, distribution, and marketing efforts across all of our brands.”

Fiscal Year 2017 Outlook

“We remain confident in the long-term strength of our core market of Florida, and continue to see demand increase across all of our brands. Our backlog at the end of the first quarter of 2017 stood at over $56 million, compared to $44 million at the end of the first quarter of 2016, up 27 percent. This dynamic environment sets us up for a solid second quarter, and we look forward to the spring 2017 home buying and remodeling season” said Brad West, PGT Innovations’ Chief Financial Officer. “We continue to expect full-year sales to range between $490 and $500 million, representing an increase of between 7 and 9 percent, and we expect sales in this range will generate consolidated EBITDA of between $83 and $87 million.”

Conference Call

PGT Innovations will host a conference call on Thursday, May 4, 2017, at 8:30 a.m. The conference call will be available at the same time through the Investor Relations section of the PGT Innovations, Inc. website, http://ir.pgtinnovations.com/events.cfm.

To participate in the conference call, kindly dial into the call a few minutes before the start time: 877-769-6798 (U.S. and Canada) and 678-894-3060 (international). The conference ID is 9042950. A replay of the call will be available beginning May 4, 2017, at 11:30 a.m. eastern time through May 11, 2017, at 11:30 a.m. To access the replay, dial 855-859-2056 (U.S. and Canada) and 404-537-3406 (international) and refer to pass code 9042950.

About PGT Innovations, Inc.

PGT INNOVATIONS, INC. (NYSE:PGTI), headquartered in North Venice, Florida, through its wholly-owned subsidiaries, creates products which focus on protecting and enhancing the beauty and functionality of homes and businesses. The Company’s trusted brands include PGT Custom Windows & Doors, CGI Windows & Doors and WinDoor. PGT Innovations, Inc. holds the leadership position in its primary market and is part of the S&P SmallCap 400 Index. For additional information, visit http://ir.pgtinnovations.com.

Forward-Looking Statements

Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may,” “expect,” “expectations,” “outlook,” “forecast,” “guidance,” “intend,” “believe,” “could,” “project,” “estimate,” “anticipate,” “should” and similar terminology. These risks and uncertainties include factors such as:

·	unfavorable changes in new home starts and home remodeling trends, especially in the State of Florida, where the substantial portion of our sales are generated;
·	unfavorable changes in the economy in the United States in general and in the State of Florida, where the substantial portion of our sales are generated;
·	increases in our cost of raw materials, including aluminum, glass and vinyl;
·	our dependence on a limited number of suppliers for certain of our key materials;
·	increases in our transportation costs;
·	our level of indebtedness;
·	our dependence on our impact-resistant product lines;
·	our ability to successfully integrate businesses we may acquire, including our acquisitions of CGI Windows and Doors, Inc. and WinDoor, Inc.
·	product liability and warranty claims brought against us;
·	federal, state and local laws and regulations, including unfavorable changes in local building codes;
·	our dependence on a limited number of manufacturing facilities; and,
·	the other risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016.

Statements in this press release that are forward-looking statements include, without limitation, our expectations regarding: (1) the market for high-end, luxury window and door products, including our ability to capitalize on a recovery in that market, which experienced softness in 2016; (2) the impact that our acquisition of WinDoor, Inc. may have on our sales and performance in the market for high-end windows and doors; (3) the possible benefits of changes in our management structure, including being able to better capitalize on market opportunities; (4) the possible benefits of our three-brand go-to-market strategy; (5) benefits expected from our new, leased manufacturing facility in Miami, Florida, which currently is under construction; (6) the 2017 Spring home construction/buying season in the Florida market; and (7) our projected financial performance, results and outlook for 2017, including our expectations regarding full-year sales and EBITDA. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

Use of Non-GAAP Financial Measures

This Press Release and the financial schedules include financial measures and terms not calculated in accordance with U.S. generally accepted accounting principles (GAAP). We believe that presentation of non-GAAP measures such as adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA provides investors and analysts with an alternative method for assessing our operating results in a manner that enables investors and analysts to more thoroughly evaluate our current performance compared to past performance. We also believe these non-GAAP measures provide investors with a better baseline for assessing our future earnings potential. The non-GAAP measures included in this release are provided to give investors access to types of measures that we use in analyzing our results.

Adjusted net income consists of GAAP net income adjusted for the items included in the accompanying reconciliation. Adjusted net income per share consists of GAAP net income per share adjusted for the items included in the accompanying reconciliation. We believe these measures enable investors and analysts to more thoroughly evaluate our current performance as compared to the past performance and provide a better baseline for assessing the Company's future earnings potential. However, these measures do not provide a complete picture of our operations.

EBITDA consists of GAAP net income adjusted for the items included in the accompanying reconciliation. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. We believe that EBITDA and adjusted EBITDA provide useful information to investors and analysts about the Company's performance because they eliminate the effects of period-to-period changes in taxes, costs associated with capital investments and interest expense. EBITDA and adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital investments.

Our calculations of adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP measures. Schedules that reconcile adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA to GAAP net income are included in the financial schedules accompanying this release.

SOURCE: PGT Innovations, Inc.

CONTACT: PGT Innovations, Inc.
Brad West, Senior Vice President and CFO
941-480-1600
bwest@pgtindustries.com

PGT INNOVATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited - in thousands, except per share amounts)

	Three Months Ended
	April 1,	April 2,
	2017	2016

Net sales	$112,721	$100,206
Cost of sales	80,982	70,223
Gross profit	31,739	29,983
Selling, general and administrative expenses	22,785	20,061
Income from operations	8,954	9,922
Interest expense, net	4,910	4,158
Debt extinguishment costs	-	3,431
Income before income taxes	4,044	2,333
Income tax expense	1,045	854
Net income	$2,999	$1,479

Basic net income per common share	$0.06	$0.03

Diluted net income per common share	$0.06	$0.03

Weighted average common shares outstanding:
Basic	49,263	48,694

Diluted	51,628	50,474

PGT INNOVATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited - in thousands)

	April 1,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$38,919	$39,210
Accounts receivable, net	47,404	41,646
Inventories	33,867	30,511
Prepaid expenses and other current assets	11,086	11,010
Total current assets	131,276	122,377

Property, plant and equipment, net	84,258	84,209
Intangible assets, net	119,357	120,930
Goodwill	108,060	108,060
Other assets, net	1,166	1,072
Total assets	$444,117	$436,648

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$25,996	$22,803
Current portion of long-term debt	48	-
Total current liabilities	26,044	22,803

Long-term debt, less current portion	248,516	247,873
Deferred income taxes, net	31,838	31,838
Other liabilities	1,299	1,282
Total liabilities	307,697	303,796

Total shareholders' equity	136,420	132,852
Total liabilities and shareholders' equity	$444,117	$436,648

PGT INNOVATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR GAAP EQUIVALENTS
(unaudited - in thousands, except per share amounts)

	Three Months Ended
	April 1,	April 2,
	2017	2016
Reconciliation to Adjusted Net Income and
Adjusted Net Income per share (1):
Net income (2)	$2,999	$1,479
Reconciling items:
Management reorganization costs (3)	715	-
Thermal Plastic System start-up costs (4)	517	-
Refinancing- and acquisition-related costs (5)	-	4,333
Product line termination costs (6)	-	275
Tax effect of reconciling items	(435)	(1,626)
Adjusted net income	$3,796	$4,461

Weighted average shares outstanding:
Diluted (2)	51,628	50,474

Adjusted net income per share - diluted	$0.07	$0.09

Reconciliation to EBITDA and Adjusted EBITDA:
Net income (2)	$2,999	$1,479
Depreciation and amortization expense	4,597	3,452
Interest expense, net	4,910	4,158
Income tax expense	1,045	854
EBITDA	13,551	9,943
Reconciling items:
Management reorganization costs (3)	715	-
Thermal Plastic System start-up costs (4)	517	-
Refinancing- and acquisition-related costs (5)	-	4,333
Product line termination costs (6)	-	275
Adjusted EBITDA	$14,783	$14,551
Adjusted EBITDA as percentage of net sales	13.1%	14.5%

(1) The Company's non-GAAP financial measures were explained in its Form 8-K filed May 4, 2017.

(2) Effective on January 1, 2017, we adopted Financial Accounting Standards Board ASU No. 2016-09, "Compensation - Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting" (ASU 2016-09). ASU 2016-09 changes the accounting for excess tax benefits by requiring that they be treated as discrete items of income tax expense in the period they occur. For the three months ended April 1, 2017, income tax expense has been reduced by $388 thousand relating to excess tax benefits on the exercise of stock options and the lapse of restrictions on stock awards. ASU 2016-09 also changed the treasury stock method of calculating diluted shares outstanding to exclude the presumption that common stock equivalents can be reduced by repurchasing shares using excess tax benefits. For the three months ended April 1, 2017, diluted shares outstanding includes 730 thousand shares that prior to the adoption of ASU 2016-09 would have been presumed to be bought-back, and therefore not outstanding, using the proceeds of excess tax benefits. For the three months ended April 2, 2016, diluted shares outstanding would have increased by 816 thousand shares if we had adopted ASU 2016-09 at the beginning of our 2016 fiscal year.

(3) Represents costs associated with planned changes in our management structure in the first quarter of 2017, directed towards maximizing the effectiveness and efficiency of the Company's leadership team, classified within selling, general and administrative expenses in the three months ended April 1, 2017.

(4)  Represents costs incurred in January and February 2017 associated with the start-up of our second Thermal Plastic Spacer system insulated glass line, all of which is classified within cost of sales in the three months ended April 1, 2017.

(5) Represents costs and expenses relating to our February 16, 2016, acquisition of WinDoor, Inc., and simultaneous refinancing of our then existing credit facility into the 2016 Credit Agreement. Of the $4.3 million, $3.4 million represents a non-cash charge relating to and classified as debt extinguishment costs for the three months ended April 2, 2016. The remaining $902 thousand represents transaction- and refinancing-related costs and expenses classified within selling, general and administrative expenses.

(6) Represents costs relating to the discontinuance of PremierVue product category, classified within selling, general and administrative expenses in the three months ended April 2, 2016.